UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2012

Date of report (date of earliest event reported)

Raymond James Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716

(Address of Principal Executive Offices) (Zip Code)

(727) 567-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 2, 2012, Raymond James Financial, Inc., a Florida corporation (the “Company”), completed the previously announced acquisition (the “Transaction”) from Regions Financial Corporation, a Delaware corporation (“Regions”), of all of the issued and outstanding shares of capital stock of Morgan Keegan & Company, Inc., a Tennessee corporation (“Morgan Keegan”), and MK Holding, Inc., an Alabama corporation (“MK Holding”), pursuant to the Stock Purchase Agreement, dated January 11, 2012, between the Company and Regions (the “Stock Purchase Agreement”). Morgan Keegan, MK Holding and their respective subsidiaries are referred to herein as the “Transferred Businesses.”

The aggregate consideration paid by the Company in the Transaction was approximately $1.2 billion in cash. The Stock Purchase Agreement contemplated that Morgan Keegan would pay a cash dividend of $250 million to Regions prior to the closing of the Transaction. However, the parties subsequently decided to defer payment of the dividend until after the closing, resulting in an increase in the book value of the Transferred Businesses and therefore, the purchase price. Following the closing, the Company will receive a cash dividend in the amount of $250 million from Morgan Keegan.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the actual terms of the Stock Purchase Agreement, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on January 12, 2012, which Exhibit, and the description thereof set forth in the January 12, 2012 Current Report on Form 8-K, are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 2, 2012, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

Financial statements of the Transferred Businesses will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) The following are filed as exhibits to this Report:

Exhibit No.

10.1 Stock Purchase Agreement, dated January 11, 2012, between Raymond James Financial, Inc. and Regions Financial Corporation (excluding certain exhibits and schedules) (incorporated by reference from Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on January 12, 2012).

99.1 Press Release dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 2, 2012	By:	/s/ Jeffrey P. Julien
	Name:	Jeffrey P. Julien
	Title:	Executive Vice President – Finance,
Chief Financial Officer and Treasurer